                                                                   Exhibit 3.4

                              AMENDED AND RESTATED
                                   REGULATIONS
                                       OF
                          M/I SCHOTTENSTEIN HOMES, INC.


                       ARTICLE I - MEETING OF SHAREHOLDERS
                       -----------------------------------


                  (a) ANNUAL MEETINGS. An annual meeting of shareholders, for the election of directors, for the consideration of any reports and for the transaction of such other business as may be brought before the meeting, shall be held at such time and place, within or without the State of Ohio as may be specified in the notice. The date of each annual meeting of the shareholders shall be held no earlier than sixty (60) days, but no later than two hundred seventy (270) days subsequent to the corporation's year end. The specific meeting date within such time period shall be determined by the Board of Directors in its sole and absolute authority; provided, however, that each meeting date shall be within the 13 month period following the last annual meeting of the Shareholders. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

                  (b) SPECIAL MEETINGS. Special meetings of the shareholders of this corporation shall be called by the Secretary, pursuant to a resolution of the Board of Directors, or upon written direction of the Chairman of the Board, the President or, in the case of the President's absence, death or disability, a Vice President authorized to exercise the authority of the President, or upon written request by shareholders representing 50% of the shares issued and entitled to vote thereat. Calls for special meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings. Special meetings of the shareholders may be held at such time and place either within or without the State of Ohio, as may be designated in the notice thereof.

                  (c) NOTICES OF MEETINGS. A written or printed notice of the annual or any special meetings of the shareholders, stating the time and place, and in case of special meetings, the objects thereof, shall be given by the Secretary to each shareholder entitled to vote at such meeting appearing on the books of the corporation, by mailing the same to his address as same appears on the records of the corporation or of its Transfer Agent or Agents, at least seven (7) days, but no more than sixty (60) days, before any such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

                  (d) QUORUM. Those shareholders present in person or by proxy entitling them to exercise a majority of the voting power shall constitute a quorum for any meeting of shareholders, except when a greater proportion is required by law, the Articles of Incorporation or these Code of Regulations. In the event of an absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  (e) PLACE OF MEETINGS. The annual or any special meeting of shareholders may be held at such place or places within or without the State of Ohio, as may be specified in the notice of any such meetings.

                  (f) PROXIES. At any meeting of shareholders, any person who is entitled to attend, or to vote thereat, and to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person and submitted to the Secretary at or before such meeting. Voting by proxy or proxies shall be governed by all of the provisions of Ohio law, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.

                  (g) DETERMINING SHAREHOLDERS OF RECORD. The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders. The record date so fixed shall not be more than sixty (60) days prior to the date of the meeting. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the corporation after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, are entitled to vote at the meeting.

                  (h) VOTING. At all meetings of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each share standing in his name on the books of the corporation. The vote at any meeting of the shareholders on any questions need not be by ballot, unless so directed by the Chairman of the meeting or required by the Articles of Incorporation. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the voting power, except when a different proportion is required by law, the Articles of Incorporation or these Code of Regulations.

                  (i) INSPECTORS. The Board of Directors, in advance of any meeting of the shareholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the Chairman presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the Chairman presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall (i) determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, (ii) receive votes, ballots, waivers, releases or consents, (iii) hear and determine all challenges and questions arising in connection with the right to vote, (iv) count and tabulate all votes, ballots, waivers, releases or consents, (v) determine and announce the results of each election or vote and (vi) do such acts as are proper to conduct each election or vote with fairness to all shareholders. On request of the Chairman presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                  (j) CHAIRMAN OF MEETING. The Chief Executive Officer shall preside at all meetings of the shareholders. In the absence of the Chief Executive Officer, the President shall preside at all meetings of the shareholders. In the absence of the Chief Executive Officer and the President, the Board of Directors may appoint the Chairman of the Board or any other officer of the corporation to act as chairman of the meeting.

                  (k) SECRETARY OF MEETING. The Secretary of the corporation shall act as Secretary of all meetings of the shareholders; and, in his absence, the Chairman may appoint any person to act as Secretary of the meeting.


                               ARTICLE II - SHARES
                               -------------------


                  (a) CERTIFICATES. Certificates evidencing the ownership of shares of the corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the Chairman of the Board or the President or a Vice President and the signature of the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the corporation, and such recitals as may be required by law. If authorized by the Board of Directors and to the extent permitted by, and subject to any conditions imposed under applicable law, the signatures of any of said officers on the certificates may be facsimile, engraved, stamped or printed. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

                  (b) TRANSFERS. The shares of the corporation shall be assignable and transferable only on the books and records of the corporation or of its Transfer Agent or Agents by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The corporation or its Transfer Agent or Agents shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

                  (c) LOST, STOLEN OR DESTROYED CERTIFICATES. The holder of any shares in the corporation shall immediately notify the Secretary of any lost, stolen or destroyed certificate, and the corporation may issue a new certificate in the place of any certificate alleged to have been lost, stolen or destroyed. The Board of Directors may, at its discretion, require the owner of a lost, stolen or destroyed certificate or his legal representative to give the corporation a bond on such terms and with such sureties as it may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate. The Board of Directors may, however, at its discretion, refuse to issue any such new certificate except pursuant to legal proceedings in a court having jurisdiction over such matter pursuant to Ohio law.

                  (d) FIXING OF RECORD DATE. The Board of Directors shall have power to fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any rights in respect of any change, conversion or exchange of capital stock may be exercised, and in such cases, such shareholders only as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise the rights in respect of such change, conversion or exchange of capital stock.

                  (e) DIVIDENDS. Subject to law and the provisions of the Articles of Incorporation, if any, the directors may declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the corporation available for their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall think conducive to the interest of the corporation.

                  (f) RESTRICTIONS ON TRANSFER. A restriction on the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by the Articles of Incorporation or by these Code of Regulations or by an agreement among any number of shareholders or among such holders and the corporation or by resolution of the Board of Directors determining that restriction is reasonably necessary for compliance with the Securities Act of 1933, as amended. No restriction so imposed shall be binding with respect to the securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction. Unless noted conspicuously on the share certificate, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.


                             ARTICLE III - DIRECTORS
                             -----------------------


                  (a) MANAGEMENT OF CORPORATION. Except where the law, the Articles of Incorporation or this Code of Regulations requires actions to be authorized or taken by the shareholders, all of the authority of the corporation shall be exercised and the property, business, and affairs of the corporation shall be managed and controlled by, and under the direction of, its Board of Directors.

                  (b) NUMBER AND TERM. The number of members of the Board of Directors shall be initially fixed at nine (9) and shall be divided into three classes. The first class shall be comprised of three directors, and the directors initially elected to such class shall hold office until the next succeeding annual meeting of the shareholders and until their successors are duly elected and qualified. The second class shall be comprised of three directors, and the directors initially elected to such class shall hold office until the second succeeding annual meeting of the shareholders and until their successors are duly elected and qualified. The third class shall be comprised of three directors, and the directors initially elected to such class shall hold office until the third succeeding annual meeting of the shareholders and until their successors are duly elected and qualified. Thereafter, at each annual meeting of shareholders, directors to succeed those whose terms are expiring at such annual meeting shall be elected to hold office until the third succeeding annual meeting of the shareholders and until their successors are duly elected and qualified.

                  (c) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled at any duly convened meeting by the affirmative vote of a majority of the remaining directors then in office, even though the number of then serving directors is less than a quorum of the Board of Directors; provided, however, that any vacancy resulting from the removal of a director by the shareholders shall be filled only by the vote of the shareholders entitled to vote for the election of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  (d) CHANGE IN NUMBER OF DIRECTORS. The number of directors of the corporation and the number of directors in each class may be changed either by the affirmative vote of a majority of the directors or by an affirmative vote of the holders of record of at least 75% of the voting power of the corporation at a meeting of the shareholders called for that purpose and for the purpose of electing directors; PROVIDED, HOWEVER, that the classes shall be of approximately equal size and in no event shall any class contain more than six directors. No reduction in the number of directors, either by a vote of the directors or shareholders, shall of itself have the effect of shortening the term of any incumbent director.

                  (e) NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholders entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the preceding year's annual meeting (or, if the date of annual meeting is changed by more than thirty (30) days from the anniversary date of the preceding year's annual meeting or in the case of a special meeting, within seven (7) days after the date the Company mails or otherwise gives notice of the date of the meeting). Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                  (f) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such frequency and on such dates as the Board may from time to time designate.

                  (g) SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Secretary upon written request of the Chairman of the Board, the President or any two (2) directors.

                  (h) NOTICE OF MEETINGS. The Secretary shall give written notice of the time and place of each meeting of the Board of Directors, whether regular or special, to each member of the Board, either by personal delivery or by mail, telegram, cablegram or other means authorized by law, at least two (2) days prior to such meeting.

                  (i) QUORUM. A majority of the Directors in office at the time shall constitute a quorum at all meetings thereof.

                  (j) PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may from time to time determine.

                  (k) COMPENSATION. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the Board of Directors may determine. Members of any committees created hereunder or by the Board of Directors may be allowed such compensation as the Board of Directors may determine for attending committee meetings.

                  (l) TELECONFERENCES. Meetings of the Board of Directors, or any committee thereof, may be held through any communications equipment if all persons participating in such meeting can hear each other, and participation in any meeting in this manner shall constitute presence at such meeting.

                  (m) CONFLICTS OF INTEREST. A director of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or other act of the corporation shall be void or voidable or in any way affected or invalidated solely by reason of the fact that any director or any firm, corporation or trust in which such director is a member or is a beneficiary, shareholder, director, officer or trustee, is in any way interested in such transaction, contract or other act, provided that the conditions of Section 1701.60 of the General Corporation Law of Ohio, as the same now exists or may hereafter be amended, are satisfied. No director shall be accountable or responsible to the corporation for or in respect of any such transaction, contract or other act of the corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation or trust which he is a beneficiary, shareholder, director, officer or trustee is interested in such transaction, contract or other act.

                  (o) REMOVAL FOR CAUSE. No director may be removed from office by the shareholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of the corporation entitled to vote in the election of directors.


                             ARTICLE IV - COMMITTEES
                             -----------------------


                  (a) EXECUTIVE COMMITTEE. The Board of Directors shall, by resolution or resolutions passed by a majority of the Board, designate three (3) or more of their number, which shall include the Chairman of the Board, to constitute an Executive Committee to serve during the pleasure of the Board of Directors. The Chairman of the Board shall be the Chairman of the Executive Committee. The Board of Directors is authorized to remove at any time, without notice, any member of the Executive Committee, except the Chairman of the Board, and elect another member in his place and stead.

         The Board of Directors may appoint one (1) or more directors as alternate members of the Executive Committee who may take the place of any absent member or members at any meeting of the Executive Committee.

         Except as otherwise provided herein, in the Articles of Incorporation or by law, the Board of Directors may delegate to such Committee, during the interval between meetings of the Board of Directors, authority to exercise all of the powers, or only specifically enumerated or described powers, of the Board of Directors in the management of the business and affairs of the corporation.

         The Executive Committee shall keep full and fair records and accounts of its proceedings and transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors; provided that no rights of third persons shall be prejudicially affected thereby.

         Vacancies on the Executive Committee shall be filled by the Board of Directors.

                  (b) COMPENSATION COMMITTEE. The Board of Directors shall appoint the Compensation Committee, which shall consist of three (3) or more directors, a majority of which are independent directors. For purposes of this section, an independent director is a director who is not an employee, officer or former officer of the corporation or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation on a continuing basis from the corporation in addition to director's fees. The Board shall designate one (1) of the members as Chairman of the Committee. The Compensation Committee shall review and report to the Board of Directors on company compensation programs and policies to assure that they are competitive and provide for internal equity; review and advise the President on specific compensation matters for officers and top executives; and perform such other duties as the Board of Directors may require.

                  (c) AUDIT COMMITTEE. The Board of Directors shall appoint the Audit Committee, which shall consist of not less than three (3) or more directors who are independent directors of the corporation. The Board shall designate one (1) of the members as Chairman of the Committee. The Audit Committee shall review and report to the Board of Directors on the corporation's audit procedures and policies, make recommendations concerning such policies and procedures, and perform such other duties as the Board of Directors may require.

                  (d) GENERAL. The Board of Directors may by resolution provide for such other standing committees or special committees as it deems desirable and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The Board of Directors shall appoint the members of any and all such committees and shall designate the Chairman of each such committee. Subject to the provisions of these Code of Regulations, committees formed by the Board of Directors shall fix their own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and they shall also meet at the call of the Chairman of the Board, the President, any two members of the committee, or the sole surviving member of the committee. A majority of the surviving members of a committee shall be necessary to constitute a quorum. Any committee, including the Executive Committee, may act in writing, or by cable or telegraph or by telephone with written confirmation, without a meeting; but no such action of a committee shall be effective unless concurred in by all members of the committee.

                        ARTICLE V - ELECTION OF OFFICERS
                        --------------------------------


                  At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of the shareholders, the Board of Directors shall elect the officers of the corporation. Officers may also be elected at any regular meeting of the Board of Directors or at any special meeting called for such purpose.


                              ARTICLE VI - OFFICERS
                              ---------------------


                  (a) DESIGNATION. The officers of this corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may, from time to time, elect, all of whom may or may not be directors. The Chairman of the Board must be a director of the corporation. Any person may hold two or more offices, except that one person may not simultaneously hold the offices of President and Secretary. Said officers shall be chosen by the Board of Directors and shall hold office for one (1) year, or until their successors are elected and qualified.

                  (b) REMOVAL. Any officer elected by the Board of Directors may be removed at any time, with or without cause, upon vote of the majority of the whole Board of Directors. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may also be removed at any time, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

                  (c) RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  (d) CONFLICTS OF INTEREST. An officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or other act of the corporation shall be void or voidable or in any way affected or invalidated solely by reason of the fact that any officer or any firm, corporation or trust in which such officer is a member or is a beneficiary, shareholder, director, officer or trustee, is in any way interested in such transaction, contract or other act, provided that the conditions of Section 1701.60 of the General Corporation Law of Ohio, as the same now exists or may hereafter be amended, are satisfied. No officer shall be accountable or responsible to the corporation for or in respect of any such transaction, contract or other act of the corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation or trust in which he is a beneficiary, shareholder, director, officer or trustee is interested in such transaction, contract or other act.


                        ARTICLE VII - DUTIES OF OFFICERS
                        --------------------------------


                  (a) CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of directors. He shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the affairs of the corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to him from time to time by the Board of Directors.

                  (b) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general control and management of the business affairs and policies of the corporation. He shall be generally responsible for the proper conduct of the business of the corporation. Except as otherwise provided by law, the Articles of Incorporation, this Code of Regulations or resolution of the Board of Directors, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts, and other instruments of the corporation. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all of the duties of the President. The Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive Officer shall have such other powers and perform such other duties as from time to time may be conferred upon him by the Board of Directors.

                  (c) PRESIDENT. The President shall be the principal operating and administrative officer of the corporation. If there is no Chief Executive Officer or during the absence or disability of the Chief Executive Officer, he shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer. Except as otherwise provided by law, the Articles of Incorporation, this Code of Regulations or resolution of the Board of Directors, the President shall possess the power to sign all certificates, contracts and other instruments of the corporation. The President shall, in the absence of the Chief Executive Officer, preside at all meetings of the shareholders. The President shall perform all other duties as are incident to his office or are properly required by him by the Board of Directors.

                  (d) SENIOR VICE PRESIDENT. The Senior Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

                  (e) VICE PRESIDENT. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

                  (f) SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law or by these Code of Regulations and, in case of his absence or refusal or neglect to do so for a period of fifteen (15) days, any such notice may be given by a person thereunto directed by the President, or by the directors or shareholders upon whose request the meeting is called as provided in these Code of Regulations. The Secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the Board of Directors or the President. The Secretary shall have the custody of the seal of the corporation, if any, and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

                  (g) TREASURER. The Treasurer shall have the custody of the funds and securities of the corporation which may come into his hands, and shall do with the same as may be ordered by the Board of Directors. When necessary or proper, he may endorse on behalf of the corporation, for collection, checks, notes and other obligations. He shall deposit the funds of the corporation to its credit in such hands and depositories as the Board of Directors may, from time to time, designate. He shall also have such further duties as may be assigned to him by the Board of Directors.


                         ARTICLE VIII - INDEMNIFICATION
                         ------------------------------


                  (a) MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. A person claiming indemnification under this section shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and the termination of any action suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption. Any indemnification under this section, unless ordered by a court, shall be made by the corporation only upon a determination that the director or officer has met the applicable standard of conduct and such determination shall be made by (i) a majority vote of a quorum consisting of directors of the corporation who were and are not parties to, or threatened with, any such action, suit or proceeding, (ii) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for or any person to be indemnified, within the past five years, or (iii) by the shareholders.

         (b) INDEMNIFICATION AND ADVANCES FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him if: (i) in respect of any claim, except one in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, the corporation receives an undertaking by or on behalf of the director, in which he agrees to repay all such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and agrees to cooperate reasonably with the corporation concerning the action, suit, or proceeding; or
(ii) the corporation receives an undertaking by or on behalf of the director or officer in which he agrees to repay all such amounts if it ultimately is determined that he is not entitled to be indemnified by the corporation under section (a) of this Article VIII.

         (c) ARTICLE VIII NOT EXCLUSIVE. The indemnification provided by this
Article VIII shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (d) INSURANCE. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article VIII.

                ARTICLE IX - CONTROL SHARE ACQUISITION PROVISIONS
                -------------------------------------------------


                  (a) Unless the Directors of the corporation have pre-approved a proposed Control Share Acquisition, such Control Share Acquisition shall be made only with the prior authorization of the shareholders of the corporation in accordance with this Article IX.

                  (b) Unless the Directors waive such requirement with respect to any particular proposed Control Share Acquisition, any person who proposes to make a Control Share Acquisition shall deliver notice (an "Acquiring Person Statement") to the corporation at the corporation's principal executive offices. Such Acquiring Person Statement shall set forth all of the following:

                  (1) The identity of the Acquiring Person;

                  (2) A statement that the Acquiring Person Statement is given pursuant to this Article IX;

                  (3) The number of shares of Common Stock of the corporation owned, directly or indirectly, by the Acquiring Person;

                  (4) The range of Voting Power, described in Article IX(f)(2)(A)(i), (ii) or (iii) hereof, under which the proposed Control Share Acquisition would, if consummated, fall;

                  (5) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

                  (6) Representations of the Acquiring Person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed Control Share Acquisition, if consummated, will not be contrary to law, and that the Acquiring Person has the financial capacity to make the proposed Control Share Acquisition.

                  (c) As soon as reasonably practicable after receipt of an Acquiring Person Statement that complies with Article IX(b) hereof, the Directors shall set a date for a special meeting of shareholders for the purpose of voting on the proposed Control Share Acquisition, which date, unless the Acquiring Person agrees in writing to another date, shall be within ninety (90) days after receipt by the corporation of the Acquiring Person Statement; PROVIDED, that in no event shall such special meeting shall be held sooner than thirty (30) days after receipt by the corporation of the Acquiring Person Statement or later than one hundred and twenty (120) days after receipt by the corporation of the Acquiring Person Statement.

                  (d) Notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the corporation to all shareholders of record as of the record date set for such meeting, whether or not entitled to vote thereat. Such notice shall include or be accompanied by both of the following:

                  (1) A copy of the Acquiring Person Statement delivered to the corporation pursuant to this Article IX; and

                  (2) A statement by the corporation, authorized by the Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

                  (e) Unless the Directors of the corporation have pre-approved a proposed Control Share Acquisition, the Acquiring Person may make the proposed Control Share Acquisition only if both of the following occur:

                  (1) The shareholders of the corporation who hold shares of the corporation entitling them to vote in the election of directors authorize such acquisition at the special meeting held for that purpose at which a quorum is present by the affirmative vote of a majority of the Voting Power represented at such meeting in person or by proxy, an a majority of such Voting Power excluding the Voting Power of Interested Shares. A quorum shall be deemed to be present at such special meeting if at least a majority of the Voting Power, and a majority of the portion of such Voting Power excluding the Voting Power of Interested Shares are represented at such meeting in person or by proxy; and

                  (2) Such acquisition is consummated, in accordance with the terms so authorized, no later than three hundred sixty (360) days following shareholder authorization of the Control Share Acquisition.

                  (f) For purposes of this Article IX, the following terms have the following meanings:

                  (1) "Acquiring Person" means any person who has delivered an Acquiring Person Statement.

                  (2) (A) "Control Share Acquisition" means the acquisition, directly or indirectly, by any person of shares of the corporation that, when added to all other shares of the corporation in respect of which such person may exercise or direct the exercise of Voting Power, would entitle such person, immediately after such acquisition, directly or indirectly, alone or with others, to exercise or direct the exercise of the Voting Power within any of the following ranges of such Voting Power:

                           (i) One-fifth or more but less than one-third of such Voting Power;

                           (ii) One-third or more but less than a majority of such Voting Power; or

                           (iii) A majority or more of such Voting Power.

                           A bank, broker, nominee, trustee or other person who
                  acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article IX shall, however, be deemed to have Voting Power only of shares in respect of which such person would be able, without further instructions from others, to exercise or direct the exercise of votes on a proposed Control Share Acquisition at a meeting of shareholders called pursuant to this Article IX.

                           (B) The acquisition by any person of any shares of
                  the corporation does not constitute a Control Share Acquisition for the purposes of this Article IX if the acquisition was or is consummated in, results from or is the consequence of any of the following circumstances:

                           (i) By bequest or inheritance, by operation of law upon the death of an individual, or by any other transfer without valuable consideration, including a gift, that is made in good faith and not for the purpose of circumventing this Article IX;

                           (ii) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article IX;

                           (iii) Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized, by shareholder vote in compliance with the provisions of Section 1701.78, 1701.781 or 1701.83 of the Ohio Revised Code (or any successors to such provisions) provided that the corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition;

                           (iv) The person's being entitled, immediately thereafter, to exercise or direct the exercise of Voting Power within the same range theretofore attained by that person either in compliance with the provisions of this Article IX or as a result solely of the corporation's purchase of shares issued by it.

                           The acquisition by any person of shares of the
                  corporation in a manner described under Article IX(f)(2)(B) shall be deemed a Control Share Acquisition authorized pursuant to this Article IX within the range of Voting Power under Article IX(F)(2)(A)(i), (ii) or (iii) that such person is entitled to exercise after such acquisition, provided in the case of an acquisition in a manner described under Article IX(F)(2)(B)(i) or (ii), the transferor of shares to such person had previously obtained any authorization of the Directors or shareholders required under this Article IX in connection with such transferor's acquisition of shares of the corporation.

                           (C) The acquisition of shares of the corporation in
                  good faith and not for the purpose of circumventing this
                  Article IX from any person whose Control Share Acquisition previously had been approved by the Directors or authorized by the shareholders in compliance with this Article IX, or from any person whose previous acquisition of shares of the corporation would have constituted a Control Share Acquisition but for Article IX(F)(2)(B) or (C), does not constitute a Control Share Acquisition for the purposes of this Article IX unless such acquisition entitles the person making the acquisition, directly or indirectly, alone or with others, to exercise or direct the exercise of Voting Power in excess of the range of such Voting Power authorized pursuant to this
                  Article IX, or deemed to be so authorized under Article IX(F)(2)(B).

                  (3) "Interested Shares" means the shares of the corporation in respect of which any of the following persons may exercise or direct the exercise of Voting Power:

                           (A) An Acquiring Person;

                           (B) Any officer of the corporation elected or appointed by the Directors; or

                           (C) Any employee of the corporation who is also a Director.

                  (4) "Voting Power" means voting power of the corporation in the election of Directors.


                             ARTICLE X - AMENDMENTS
                             ----------------------


                  These Regulations may be adopted, amended or repealed by the affirmative vote of a majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written consent of the owners of a majority of the shares of the corporation entitled to vote thereon; provided, however, that the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation, or two-thirds of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class, shall be required, whether at any meeting called and held for that purpose, or without a meeting in an action by written consent, to adopt, amend or repeal any of the following provisions of these Regulations: (1)
Article I(b); (2) Article I(c);

(3) Article III(b); (4) Article III(c); (5) Article III(e); (6) Article III(m);
(7) Article III(o); (8) Article VIII; (9) Article IX; or (10) this Article X; provided, further, that the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of the corporation, or 75% of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class, shall be required, whether at any meeting called and held for that purpose, or without a meeting in an action by written consent, to adopt, amend or repeal Article III(d) of these Regulations.